Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the to the incorporation by reference in the Registration Statement (Form S-8) to be filed on May 4, 2006 pertaining to the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan of our report dated February 6, 2004, with respect to the consolidated financial statements of First Interstate BancSystem, Inc. included in its Annual Report (Form 10-K) for the year ended
December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Salt Lake City, Utah
May 3, 2006